UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 3, 2025

QUANTUM-SI INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39486	85-1388175

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

29 Business Park Drive, Branford, CT, 06405
(Address of Principal Executive Offices, and Zip Code)

(866) 688-7374
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	QSI	NASDAQ
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	QSIAW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes ☐  No ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 3, 2025, Quantum-Si Incorporated (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”) pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Registered Direct Offering”) an aggregate of 15,625,000 shares (the “Shares”) of the Company’s Class A common stock, $0.0001 par value per share (the “Common Stock”) at a price of $3.20 per Share. The gross proceeds to the Company from the Registered Direct Offering are expected to be $50 million, before deducting the placement agents’ fees and other offering expenses payable by the Company.

The Registered Direct Offering is expected to close on January 6, 2025, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the Registered Direct Offering for its future product development objectives, including its Proteus™ platform, general commercialization, manufacturing development of its products, research and development, and for other general corporate purposes, including for working capital, capital expenditures and general and administrative expenses.

The Purchase Agreement contains representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreements and as of the specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the terms of the Purchase Agreement, until 45 days following the closing date of the Registered Direct Offering, the Company has agreed not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or (ii) file any registration statement or any amendment or supplement thereto, other than (a) the prospectus supplement in connection with this Registered Direct Offering, (b) any necessary filing for an Exempt Issuance (as defined in the Purchase Agreement) under applicable law, (c) a registration statement on Form S-8 in connection with any employee benefit plan or (d) the filing of any amendment or supplement to any existing registration statement solely for the purpose of revising any required disclosure in such registration statement and not for the purpose of increasing the offering size pursuant to such registration statement. Such restrictions do not apply to certain Exempt Issuances (as defined in the Purchase Agreement).

In connection with the Registered Direct Offering, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as the sole placement agent for the Company, on a reasonable best efforts basis. The Company agreed to pay the Placement Agent an aggregate cash fee equal to 6.0% of the gross proceeds received in the Registered Direct Offering.

The Shares are being sold pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-273934) that was originally filed with the Securities and Exchange Commission on August 11, 2023, and which was declared effective on August 22, 2023 and a related base prospectus and prospectus supplement, dated January 3, 2025, (the “Prospectus Supplement”) thereunder.

The foregoing descriptions of the Purchase Agreement and the Placement Agency Agreement do not purport to be complete and are qualified in their entirety by the full text of the form of Purchase Agreement and the Placement Agency Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 8.01	Other Events.

On January 3, 2025, the Company issued a press release announcing the pricing of the Registered Direct Offering, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference (the “Pricing Press Release”).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
5.1	Opinion of DLA Piper LLP (US).
10.1	Form of Securities Purchase Agreement, by and among the Company and the Purchasers.
10.2	Placement Agency Agreement between the Company and the Placement Agent.
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
99.1	Pricing Press Release.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM-SI INCORPORATED

Date: January 6, 2025	By:	/s/ Jeffry Keyes
Name: Jeffry Keyes
Title: Chief Financial Officer